Exhibit 99.2

Biodel Inc. Announces USPTO Office Action Indicating Allowability of Certain Claims

            DANBURY, Conn., June 15 /PRNewswire-FirstCall/ — Biodel Inc. (Nasdaq: BIOD) announced today that the United States Patent and Trademark Office (USPTO) has issued an Office Action indicating that certain composition claims encompassing the formulations of Biodel’s two lead product candidates VIAject(TM) and VIAtab(TM) should be allowable.  Biodel has filed a response to the office action to place its patent application in condition for allowance. Biodel has cancelled certain broader claims that the USPTO rejected, which Biodel will pursue in a continuation application.

            “We believe this will result in the issuance of a patent that will effectively protect our lead products,” stated Dr. Solomon S. Steiner, Chairman and CEO of Biodel. “We believe this action validates the usefulness and novelty of our VIAdel(TM) technology and increases the likelihood of successfully commercializing our lead products.”

            VIAject(TM) is an injectable human insulin intended for meal-time use by patients with Type 1 or Type 2 diabetes.  The VIAject(TM) formulation of insulin is currently being tested in Phase III clinical trials.  The trials are comparing the effects of VIAject(TM) to Humulin(R), the leading recombinant human insulin. VIAtab(TM) is an oral formulation of insulin designed to be administered sublingually and is presently in Phase I trials.

         About Biodel

           Biodel Inc. is a development stage specialty biopharmaceutical company located in Danbury, Connecticut. The Company was incorporated in the State of Delaware and commenced operations on December 3, 2003. The Company is focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. The Company develops product candidates by applying proprietary formulation technologies to existing drugs in order to improve their therapeutic results. The Company’s development efforts are focused on peptide hormones. The Company has two insulin product candidates currently in clinical trials for the treatment of diabetes. Additionally, the Company has two preclinical product candidates for the treatment of osteoporosis.

          Safe Harbor / Forward Looking Statements

            This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drugs and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel(TM) technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject(TM) and VIAtab(TM); our ability to secure patents for VIAject(TM) and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Prospectus filed on May 11, 2007.  The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

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CONTACT:  Investors, Clay A. Kramer, ckramer@burnsmc.com, or Media, Carney Noensie, cnoensie@burnsmc.com, both of Burns McClellan, Inc., +1-212- 213-0006, for Biodel Inc./